                                                                   EXHIBIT 4.5


                         REGISTRATION RIGHTS AGREEMENT


    This Registration Rights Agreement (this "Agreement") is made as of this ___ day of ______________, 1997, by and among EPI Technologies, Inc., a Delaware corporation (the "Company"), and Spencer I. Browne ("Browne"), Elliot Smith ("Smith"), MNP Corporation, a Michigan corporation ("MNP"), and Guido Mendogni ("Mendogni" and, collectively with Browne, Smith and MNP, the "Investors").


                                   PREAMBLE

    WHEREAS, each of Browne, Smith and MNP (collectively, the "Minority Stockholders") own 83,333.33 shares of the Company's common stock, par value $.01 per share ("Common Stock"), and warrants to purchase 50,000 shares of Common Stock ("Minority Stockholder Warrants") and Mendogni owns warrants to purchase 500,000 shares of Common Stock ("Bridge Warrants");

    WHEREAS, the Minority Stockholders, among other things, have waived certain registration rights with respect to their shares of Common Stock in connection with the Company's initial public offering of shares of Common Stock (the "IPO");

    WHEREAS, effective upon the completion of the IPO, the warrants held by Mendogni automatically convert into warrants being offered by the Company in the IPO; and

    WHEREAS, the Company desires to extend certain registration rights with respect to the Registerable Securities (as hereinafter defined) to the Investors.

    NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Investors agree as follows:

    Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

           (a) "business day" shall mean any day which is not a Saturday, Sunday or public holiday under the laws of the United States of America or the State of Ohio.

           (b) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

           (c) "Holder" shall mean each of the Investors and anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

           (d) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

           (e) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public: (i) any and all shares of Common Stock held by a Minority Stockholder on the date of this Agreement;
(ii) the Minority Stockholder Warrants; (iii) the shares of Common Stock underlying the Minority Stockholder Warrants; (iv) the Bridge Warrants; (v) the shares of Common Stock underlying the Bridge Warrants; (vi) shares of capital stock issued in respect of shares of Common Stock referred to in (i),
(iii) and (v) above in any reorganization; and (vii) shares of capital stock issued in respect of the shares of Common Stock referred to in (i) through
(vi) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (1) sold by a person in a transaction in which his, her or its rights under this Agreement are not properly assigned; (2) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, in either case such that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; or
(3) the registration rights associated with such securities have been terminated pursuant to Section 8 of this Agreement.

           (f) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

    Section 2.  PIGGYBACK REGISTRATION.

           (a) If, at any time during the term of this Agreement, the Company proposes to prepare and file any registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its stockholders (other than pursuant to a Form S-4 relating to a merger or acquisition or pursuant to a Form S-8 or successor form) (for purposes of this Agreement, collectively, a "Registration Statement"), it will give written notice of its intention to do so at least thirty (30) days prior to the filing of each such Registration Statement, to all Holders of Registrable Securities. Upon the written request of such a Holder (a "Requesting Holder"), made within twenty
(20) business days after receipt of notice from the Company of its intention to file a Registration Statement, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register; PROVIDED, HOWEVER, that the Company shall in any event be entitled to withdraw such Registration Statement prior to its effectiveness if such Registration Statement is withdrawn as to all securities proposed to be registered thereunder.

           (b) If the Registration Statement is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the Notice given pursuant to subsection 2(a). In such event, the right of any Requesting Holder to registration pursuant to this Section 2 shall be conditioned upon such Requesting Holder's participation in such underwriting and the inclusion of such Requesting Holder's Registrable Securities in the underwriting to the extent provided herein. All Requesting Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter(s) determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter(s) may limit the number of Registrable Securities to be included in the proposed Registration Statement and underwriting, or may exclude Registrable Securities entirely from such Registration Statement. The Company shall so advise all Requesting Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 2, and the number of shares of Registrable Securities and other securities that may be included in the proposed Registration Statement and underwriting shall be allocated among all Requesting Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities sought to be registered held by such Requesting Holders and other securities held by other holders which such holders seek to register in connection with the proposed Registration Statement. If any Requesting Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Requesting Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Requesting Holders and the other holders the right to include additional Registrable Securities in the Registration Statement on a PRO RATA basis. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration Statement.

           (c) Notwithstanding anything to the contrary in this Agreement, in no event shall a Holder be permitted to exercise registration rights with respect to a Registration Statement filed by the Company with the Commission pursuant to a demand registration under the terms of that certain Underwriter's Warrant Agreement dated as of _______________, 1997 between the Company and Duke & Co., Inc., a Florida corporation ("Duke"), without the prior written consent of the person or persons making such demand registration request.

           (d) Notwithstanding anything to the contrary in this Agreement, none of the Minority Stockholders shall be permitted to exercise the piggyback registration rights set forth in Section 2.1(a) of this Agreement for a period of three (3) years commencing on the date first written above.

    Section 3. EXPENSES OF REGISTRATION. All expenses incurred in connection with registrations pursuant to Section 2 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the

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

Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities or fees of separate legal counsel of a Holder.

    Section 4. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Requesting Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

           (a) promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act;

           (b) furnish such number of prospectuses and other documents incident thereto as a Requesting Holder from time to time may reasonably request;

           (c) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

           (d) register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the underwriter(s), if any, reasonably requires;

           (e) cause all Registrable Securities covered by such registrations to be listed on each securities exchange or quotation system, including the Nasdaq Small Cap Market, on which similar securities issued by the Company are then listed or quoted;

           (f) use reasonable efforts to cause its accountants to issue to the underwriter, if any, or the Requesting Holders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

           (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Requesting Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

           (h) make available for inspection by any Requesting Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Requesting Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Requesting Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;


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           (i)  deliver promptly to each Requesting Holder whose securities are included in a Registration Statement copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement;

           (j) if the offering is underwritten, at the request of any Requesting Holder to use its reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration an opinion in the customary form of counsel representing the Company for the purposes of such registration; and

           (k) notify each Requesting Holder, at any time a prospectus covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    Section 5.  INDEMNIFICATION.

           (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 2, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's


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

securities covered by such a Registration Statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, the aggregate amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 5(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

           (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

           (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

           (e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as


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is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.
The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 5(e) shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

           (f) The indemnification provided by this Section 5 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

    Section 6. INFORMATION BY HOLDER. Any Requesting Holder shall promptly furnish to the Company such information regarding such Requesting Holder and the distribution proposed by such Requesting Holder as the Company may request in writing and as shall be required in connection with any registration referred to herein.

    Section 7. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Section 2 may be assigned by a Holder to any partner or shareholder of such Holder, to any other Holder, or to a transferee or assignee of an Investor who receives at least 25,000 shares of Registrable Securities (as adjusted for stock splits and the like); PROVIDED, HOWEVER, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

    Section 8. TERMINATION OF RIGHTS. The rights of any particular Holder to cause the Company to register securities under Section 2 shall terminate with respect to such Holder at the earlier of (i) at such time as such Holder who is not an affiliate of the Company (within the meaning of Rule 405 under the Securities Act) is able to dispose of all of his Registrable Securities in a three-month period pursuant to the provisions of Rule 144 under the Securities Act, and (ii) the date that is the eighth anniversary of the date hereof.

    Section 9.  MISCELLANEOUS.

           (a) This Agreement may be amended only by a writing signed by the Company and Holders of at least seventy-five percent (75%) of the Registrable Securities (including shares of Common Stock underlying the Minority Stockholder Warrants and the Bridge Warrants) held by such Holders, as


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constituted from time to time. The Holders hereby consent to future amendments to this Agreement that permit future investors, other than employees, officers or directors of the Company, to be made parties hereto and to become Holders of Registrable Securities; PROVIDED, HOWEVER, that no such future amendment may materially impair the rights of the Holders hereunder without obtaining the requisite consent of the Holders, as set forth above.

           (b) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise his, her or its Minority Stockholder Warrants or Bridge Warrants, as the case may be, prior to the initial filing of any Registration Statement or the effectiveness thereof.

           (c) This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

           (d) All notices to be given to any party shall be in writing and delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a copy sent by first-class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to a Holder, at such Holder's address set forth on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such securities who has so furnished an address to the Company, or
(c) if to the Company, at 810 Chicago Street, Toledo, Ohio 43611 (Attention:
President), or at such other address as the Company shall have furnished to the Holders, with a copy to Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114 (Attention:
Lawrence M. Bell). Any notice given by (i) electronic facsimile will be effective when confirmed if given prior to 6:00 p.m., local time, on a business day, otherwise it will be effective on the next succeeding business day; (ii) overnight courier or personal delivery will be effective on the day delivered, unless such day is not a business day, in which case it will be effective on the next succeeding business day; and (iii) registered or certified mail will be effective three business days after deposit in the mails, all fees prepaid.

           (e) Any other provisions of this Agreement to the contrary notwithstanding, the Company's obligation to file a Registration Statement, or cause such Registration Statement to become effective, shall be suspended for such a period that there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

           (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


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

           (g) If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

           (h) This Agreement shall be governed by and construed in accordance with the procedural and substantive laws of the State of Delaware without regard to principles of conflicts of law.


    IN WITNESS WHEREOF, the Company and the Investors have executed this Registration Rights Agreement as of the date first above specified.


EPI TECHNOLOGIES, INC.


___________________________________________
By: Real Remillard, Chief Financial Officer


___________________________________________
SPENCER I. BROWNE


___________________________________________
ELLIOT SMITH


MNP CORPORATION


___________________________________________

By:___________________, ___________________


___________________________________________
GUIDO MENDOGNI


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